Exhibit 11

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                                                            AMEN PROPERTIES, INC.
                                                EXHIBIT 11. COMPUTATON OF EARNINGS PER SHARE




Period Ending                                                                      For the Three Months    For the Six Months Ended
06/30/06                                                                           Ended June 30, 2006           June 30, 2006
--------------------                                                               -------------------           -------------
                                                        Current     Year to
                                                        Period       Date          Basic      Diluted        Basic       Diluted
                      Net Shares  Total   Grant/Purch.   Days        Days        Weighted     Weighted      Weighted     Weighted
                        Added     Shares      Date    Outstanding Outstanding     Shares       Shares        Shares       Shares
                        -----     ------      ----    ----------- -----------     ------       ------        ------       ------
Common Stock               -   1,992,056    12/31/03          91         181    181,277,096  181,277,096   360,562,136  360,562,136
Common Stock
 Dividend                  -     209,300    03/31/03          91         181     19,046,300   19,046,300    37,883,300   37,883,300
Preferred A Stock -
 Convertible               -     616,447    09/29/00          91         181              -   56,096,677             -  111,576,907
Preferred B Stock -
 Convertible               -     233,317    01/09/02          91         181              -   21,231,847             -   42,230,377
Preferred C Stock -
 Convertible               -     500,000    03/01/05          91         181              -   45,500,000             -   90,500,000
Common Stock - Stock
 Option Issuance           -       4,859    08/24/05          91         181        442,169      442,169       879,479      879,479
Common Stock - Stock
 Warrants Exercised    84,374     84,374    05/18/06          43          43      3,628,082    3,628,082     3,628,082    3,628,082
                    ---------- ----------                                       ------------ ------------  ------------ ------------
End of period          84,374  3,640,353                                        204,393,647  327,222,171   402,952,997  647,260,281

Days Outstanding from
 Beginning of Period                                                                     91           91           181          181
--------------------                                                            ------------ ------------  ------------ ------------
Weighted average
 number of common
 shares outstanding                                                               2,246,084    3,595,848     2,226,260    3,576,024

Net (loss) from
 continuing operations                                                              398,157      398,157       590,811      590,811
----------------------                                                          ------------ ------------  ------------ ------------
Net (loss)                                                                          398,157      398,157       590,811      590,811
                                                                                ============ ============  ============ ============

Net (loss) from
 continuing operations
 per share                                                                             0.18         0.11          0.27         0.17
----------                                                                      ------------ ------------  ------------ ------------
Net (loss) per share                                                                   0.18         0.11          0.27         0.17
                                                                                ============ ============  ============ ============




Period Ending                                                                      For the Three Months    For the Six Months Ended
06/30/05                                                                           Ended June 30, 2005           June 30, 2005
--------------------                                                               -------------------           -------------
                                                        Current     Year to
                                                        Period       Date          Basic      Diluted        Basic       Diluted
                      Net Shares  Total   Grant/Purch.   Days        Days        Weighted     Weighted      Weighted     Weighted
                        Added     Shares      Date    Outstanding Outstanding     Shares       Shares        Shares       Shares
                        -----     ------      ----    ----------- -----------     ------       ------        ------       ------
Common Stock               -   1,992,056    12/31/03          91         181    181,277,096  181,277,096   360,562,136  360,562,136
Common Stock
 Dividend                  -     209,300    03/31/03          91         181     19,046,300   19,046,300    37,883,300   37,883,300
Preferred A Stock -
 Convertible               -     616,447    09/29/00          91         181              -            -             -            -
Preferred B Stock -
 Convertible               -     233,317    01/09/02          91         181              -            -             -            -
Preferred C Stock -
 Convertible               -     500,000    03/01/05          91         121              -            -             -            -
                    ---------- ----------                                       ------------ ------------  ------------ ------------
End of period              -   3,551,120                                        200,323,396  200,323,396   398,445,436  398,445,436

Days Outstanding from
 Beginning of Period                                                                     91           91           181          181
--------------------                                                            ------------ ------------  ------------ ------------
                                                                                  2,201,356    2,201,356     2,201,356    2,201,356

Net income from
 continuing operations                                                             (211,338)    (211,338)     (374,988)    (374,988)
----------------------                                                          ------------ ------------  ------------ ------------
Net income                                                                         (211,338)    (211,338)     (374,988)    (374,988)
                                                                                ============ ============  ============ ============

Net income from
 continuing operations
 per share                                                                            (0.10)       (0.10)        (0.17)       (0.17)
----------                                                                      ------------ ------------  ------------ ------------
Net income per share                                                                  (0.10)       (0.10)        (0.17)       (0.17)
                                                                                ============ ============  ============ ============
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